                                                                    EXHIBIT 24.1


                                POWER OF ATTORNEY

         Each of the undersigned officers and directors of Dense-Pac Microsystems, Inc., does hereby constitute and appoint TED BRUCE and WILLIAM M. STOWELL, and either of them separately, the undersigned's true and lawful attorney-in-fact and agent, each with full power of substitution and delegation, for and in the undersigned's name, place and stead, in any and all capacities, to sign the Registration Statement with which this Power of Attorney is filed and any and all amendments to said Registration Statement, and to file the same, exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and others, granting unto said attorneys-in-fact and agents, and each of them separately, full power and authority to do and perform each and every such act and thing as deemed by the attorney-in-fact or agent necessary or proper to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do if personally present, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or his substitutes or delegates, may lawfully do or cause to be done by virtue hereof.



         Signature                                   Title                                       Date
/s/ Ted. Bruce                              Chief Executive Officer,                  November 27, 2000
---------------------------                 President &Director
Ted Bruce

/s/ William M. Stowell                      Vice President - Finance, Chief           November 27, 2000
---------------------------                 Financial Officer & Secretary
William M. Stowell


/s/ Richard J. Dadamo                       Chairman of the Board                     November 27, 2000
---------------------------
Richard J. Dadamo


/s/ Roger G. Claes                                Director                            November 27, 2000
---------------------------


/s/ Samuel W. Tishler                             Director                            November 27, 2000
---------------------------
Samuel W. Tishler


/s/ Gordon M. Watson                              Director                            November 27, 2000
---------------------------
Gordon M. Watson


/s/ Richard H. Wheaton                            Director                            November 27, 2000
---------------------------
Richard H. Wheaton




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